Exhibit 99.1

Contacts:
Elise Caffrey	Matt Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Third-Quarter 2012 Financial Results

Restructures to invest in high growth business

BEDFORD, Mass., October 23, 2012 – iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the third quarter ended September 29, 2012.

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Revenue for the third quarter of 2012 was $126.3 million, compared with $120.4 million for the same quarter one year ago. Revenue for the first nine months of 2012 was $335.6 million compared with $334.7 million last year.

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Net income in the third quarter of 2012 was $15.2 million, compared with $14.1 million in the third quarter of 2011. For the first nine months, net income was $23.2 million, compared with $29.6 million a year ago. Net income included a one-time tax benefit of $3.5 million in the third-quarter and nine-month periods in 2011.

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Quarterly earnings per share were $0.54, compared with $0.50 in the third quarter last year. Nine-month earnings per share were $0.82 in 2012, compared with $1.06 in 2011. EPS included a one-time tax benefit of $0.12 in the third-quarter and nine-month periods in 2011.

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Adjusted EBITDA for the third quarter of 2012 was $29.2 million, compared with $20.2 million in the third quarter of 2011. For the first nine months of 2012 Adjusted EBITDA was $51.5 million, compared with $51.7 million for the same period a year ago.

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During the third quarter of 2012, there were a number of items recorded, one of which resulted in a $7.7 million revenue increase. The positive net impact of these items was $0.10 in earnings per share and $5.2 million in Adjusted EBITDA.

“During the third-quarter we made several strategic decisions to strengthen the company. We announced our acquisition of Evolution Robotics (ER), hired key senior leaders and began to implement significant actions in our D&S business. Our Home Robot unit has had an outstanding year and we expect continued growth in that business. The 2012 outlook for D&S has deteriorated and we expect further declines in 2013. To right-size the business we have restructured D&S and taken costs out. These moves will result in a fourth quarter 2012 restructuring charge of $4-5 million,” said Colin Angle, chairman and chief executive officer of iRobot. “We are taking these actions in order to invest in our high growth Home Robot business as well as our emerging high potential remote presence business, while meeting our commitment to profitable growth,” he added.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

Business Highlights

•	Home Robot revenue increased 33 percent in the third quarter 2012 fueled by strong growth in both U.S. and international markets.
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Our Home Robot product return experience has improved as the result of our sustained investment in product quality. In the third quarter we adjusted our accrual rates for Home Robot product returns, resulting in a benefit to revenue and earnings.

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We hired three seasoned executives, Frank Wilson, Senior Vice President & General Manager of D&S, Youssef Saleh, Vice President of Remote Presence, and Paolo Pirjanian, formerly CEO of Evolution Robotics, as CTO.

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In Q4 2012, the total negative impact on earnings per share of acquiring Evolution Robotics and restructuring D&S is expected to be between ($0.28) – ($0.32). The negative impact on Adjusted EBITDA is expected to be ($5) – ($6) million. These are reflected in our Q4 and full year 2012 expectations.

Financial Expectations

Management provides the following expectations with respect to the fourth quarter and full year ending December 29, 2012.

Q4 2012*:
Revenue	$98 – $102 million
Loss Per Share	($0.39) – ($0.33)
Adjusted EBITDA loss	($4) – ($2) million

Fiscal Year 2012:	Current*	Prior
Revenue	$434 – $438 million	$465 – $485 million
Earnings Per Share	$0.44 – $0.50	$0.90 – $1.00
Adjusted EBITDA	$47 – $49 million	$59 – $63 million

Full-Year 2012 BU Revenue:	Current	Prior
Home Robots	$355 – $360 million*	$365 – $375 million
Defense & Security Robots	$75 – $80 million	$100 – $110 million

Preliminary 2013 Revenue Expectations
Home Robots	$425 – $435 million*
Defense & Security Robots	$45 – $55 million

*Including Evolution Robotics

Fourth-Quarter Conference Call

iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its results for the third fiscal quarter 2012, business outlook, and outlook for 2012 financial performance. Pertinent details include:

Date:	Wednesday, October 24, 2012
Time:	8:30 a.m. ET
Call-In Number:	847-413-3362
Passcode:	33524566

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

A live, audio broadcast of the conference call will also be available at

http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-eventDetails&EventId=4249338. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through October 31, and can be accessed by dialing 630-652-3042, passcode 33524566#.

About iRobot Corp.

iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its defense & security robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance and growth, demand for our robots, operating performance, restructuring charges to be incurred during the fourth quarter ending December 29, 2012, the impact on earnings per share and Adjusted EBITDA for the fourth quarter ending December 29, 2012 of the acquisition of Evolution Robotics, Inc., and Defense & Security restructuring, anticipated mix of revenue for the fourth quarter ending December 29, 2012 and fiscal year 2013, anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2012 and the fourth quarter ending December 29, 2012, anticipated business unit revenue for the fiscal year 2012 and fiscal year 2013. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, Adjusted net income and Adjusted net income per share, each of which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses, and non-cash stock compensation. We define Adjusted net income and Adjusted net income per share as net income and net income per share, respectively, excluding the impact of a one-time tax benefit. Reconciliations between net income and Adjusted EBITDA, net income and Adjusted net income, and net income per share and Adjusted net income per share are provided in the financial tables at the end of this press release.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Consolidated Statement of Income

(in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Revenue
Product revenue	$121,174	$109,993	$320,676	$304,100
Contract revenue	5,124	10,380	14,874	30,632

Total	126,298	120,373	335,550	334,732

Cost of Revenue
Product revenue	67,008	63,670	184,078	177,695
Contract revenue	4,388	6,660	13,110	21,004

Total	71,396	70,330	197,188	198,699

Gross Margin	54,902	50,043	138,362	136,033

Operating Expense
Research & development	8,406	8,948	26,797	25,823
Selling & marketing	12,436	14,553	45,128	40,301
General & administrative	11,326	10,962	32,390	31,659

Total	32,168	34,463	104,315	97,783

Operating income	22,734	15,580	34,047	38,250

Other income (expense), net	197	(92)	477	258

Pre-tax income	22,931	15,488	34,524	38,508
Income tax expense	7,724	1,436	11,289	8,955

Net income	$15,207	$14,052	$23,235	$29,553

Net income per common share:
Basic	$0.55	$0.52	$0.84	$1.11
Diluted	$0.54	$0.50	$0.82	$1.06

Shares used in per common share calculations:
Basic	27,650	26,902	27,520	26,568
Diluted	28,321	27,940	28,323	27,823

Stock-based compensation included in above figures:
Cost of product revenue	$306	$344	$892	$915
Cost of contract revenue	129	115	320	365
Research & development	219	162	773	481
Selling & marketing	158	174	574	513
General & administrative	1,796	1,401	5,464	4,112

Total	$2,608	$2,196	$8,023	$6,386

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Condensed Consolidated Balance Sheet

(unaudited, in thousands)

	September 29, 2012	December 31, 2011
Assets

Cash and equivalents	$169,658	$166,308
Short term investments	20,061	17,811
Accounts receivable, net	53,379	43,338
Unbilled revenues	1,693	2,362
Inventory	32,592	31,089
Deferred tax assets	14,882	15,344
Other current assets	4,608	7,928

Total current assets	296,873	284,180
Property, plant and equipment, net	24,838	29,029
Deferred tax assets	10,424	6,127
Other assets	18,599	12,877

Total assets	$350,734	$332,213

Liabilities and stockholders’ equity

Accounts payable	$38,317	$48,406
Accrued expenses	18,713	17,188
Accrued compensation	9,037	17,879
Deferred revenue and customer advances	2,118	1,527

Total current liabilities	68,185	85,000

Long term liabilities	3,940	4,255

Stockholders’ equity	278,609	242,958

Total liabilities and stockholders’ equity	$350,734	$332,213

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Consolidated Statement of Cash Flows

(unaudited, in thousands)

	For the three months ended		For the nine months ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Cash flows from operating activities:
Net income	$15,207	$14,052	$23,235	$29,553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,868	2,597	8,181	7,237
Loss on disposal of property and equipment	612	3	778	476
Stock-based compensation	2,608	2,196	8,023	6,386
Deferred income taxes, net	1,375	1,961	(2,855)	6,449
Tax benefit of excess stock based compensation deductions	(426)	(347)	(1,461)	(6,002)
Non-cash director deferred compensation	22	44	64	126
Changes in operating assets and liabilities — (use) source
Accounts receivable	(13,852)	(6,871)	(10,041)	(7,344)
Unbilled revenue	380	135	669	(3,887)
Inventory	2,005	2,213	(1,503)	(4,829)
Other assets	3,644	(1,763)	3,266	(6,572)
Accounts payable	(6,895)	7,249	(10,089)	1,833
Accrued expenses	4,848	1,359	1,596	(530)
Accrued compensation	(701)	1,951	(8,842)	(2,782)
Deferred revenue	236	318	591	(1,176)
Change in long term liabilities	(129)	(123)	(315)	143

Net cash provided by operating activities	11,802	24,974	11,297	19,081

Cash flows from investing activities:
Purchase of property and equipment	(1,111)	(3,149)	(4,067)	(10,357)
Change in other assets	—	—	(6,000)	—
Purchases of investments	—	—	(5,086)	(5,000)
Sales of investments	—	—	2,500	5,000

Net cash used in investing activities	(1,111)	(3,149)	(12,653)	(10,357)

Cash flows from financing activities:
Proceeds from stock option exercises	2,000	801	4,022	9,398
Income tax withholding payment associated with restricted stock vesting	(2)	(36)	(777)	(845)
Tax benefit of excess stock based compensation deductions	426	347	1,461	6,002

Net cash provided by financing activities	2,424	1,112	4,706	14,555

Net increase in cash and cash equivalents	13,115	22,937	3,350	23,279
Cash and cash equivalents, at beginning of period	156,543	108,725	166,308	108,383

Cash and cash equivalents, at end of period	$169,658	$131,662	$169,658	$131,662

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Supplemental Information

(unaudited)

	For the three months ended		For the nine months ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Revenue: *
Home Robots	$96,291	$72,341	$273,887	$204,116

Domestic	$32,925	$17,961	$85,921	$58,415
International	$63,366	$54,380	$187,966	$145,701

Defense & Security	$30,007	$48,032	$61,663	$130,616

Domestic	$27,872	$45,930	$53,271	$119,509
International	$2,135	$2,102	$8,392	$11,107

Product	$24,883	$37,652	$46,789	$99,984
Contract	$5,124	$10,380	$14,874	$30,632

Product Life Cycle	$15,023	$12,286	$24,785	$31,606

Gross Margin Percent:
Home Robots	50.6%	45.1%	49.4%	44.9%
Defense & Security	20.5%	36.2%	4.8%	33.9%
Total Company	43.5%	41.6%	41.2%	40.6%

Units shipped:
Home Robots *	416	337	1,234	1,014
Defense & Security	76	194	263	500

Average gross selling prices for robot units:
Home Robots	$223	$222	$221	$203
Defense & Security *	$130	$131	$84	$137

Defense & Security Funded Product Backlog *	$11,944	$28,036	$11,944	$28,036

Days sales outstanding	40	37	40	37

Days in inventory	44	46	44	46

Headcount	590	689	590	689

* in thousands

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Adjusted EBITDA Reconciliation to GAAP

(unaudited, in thousands)

	For the three months ended		For the nine months ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Net income	$15,207	$14,052	$23,235	$29,553

Interest income, net	(289)	(214)	(815)	(755)
Income tax expense	7,724	1,436	11,289	8,955
Depreciation	2,601	2,388	7,480	6,615
Amortization	267	209	701	622

EBITDA	25,510	17,871	41,890	44,990

Stock-based compensation expense	2,608	2,196	8,023	6,386
Merger and acquisition expense	661	30	687	30
Net intellectual property litigation expense	58	(11)	129	171
Restructuring expense	367	101	774	101

Adjusted EBITDA	$29,204	$20,187	$51,503	$51,678

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Adjusted Net Income and Earnings Per Share Reconciliations to GAAP

(in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
GAAP net income	$15,207	$14,052	$23,235	$29,553

Less one-time net income tax benefit associated with Section 199 deductions and R&D tax credit true-ups	—	(3,455)	—	(3,455)

Adjusted net income	$15,207	$10,597	$23,235	$26,098

GAAP net income per common share:
Basic	$0.55	$0.52	$0.84	$1.11
Diluted	$0.54	$0.50	$0.82	$1.06

Less one-time net income tax benefit associated with Section 199 deductions and R&D tax credit true-ups:
Basic	$—	$(0.13)	$—	$(0.13)
Diluted	$—	$(0.12)	$—	$(0.12)

Adjusted net income per common share:
Basic	$0.55	$0.39	$0.84	$0.98
Diluted	$0.54	$0.38	$0.82	$0.94

Shares used in Per Common Share Calculations:
Basic	27,650	26,902	27,520	26,568
Diluted	28,321	27,940	28,323	27,823

In evaluating its business, iRobot also considers and uses Adjusted net income and Adjusted net income per common share as supplemental measures of its operating performance. The Company defines Adjusted net income and Adjusted net income per share as net income and net income per share, respectively, excluding the impact of a one-time tax benefit.

The terms Adjusted net income and Adjusted net income per common share are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. When assessing the Company’s operating performance, investors should not consider Adjusted net income, Adjusted net income per common share or both in isolation, or as a substitute for net income, net income per common share or other consolidated income statement data prepared in accordance with U.S. GAAP.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com